SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Under Rule 14a-12

CytRx Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049

June 30, 2004

Dear Stockholder:

     You are cordially invited to attend the 2004 Annual Meeting of Stockholders of CytRx Corporation. The meeting will be held at the Riviera Country Club, 1250 Capri Drive, Pacific Palisades, California, at 9:00 A.M., local time, on Wednesday, July 21, 2004.

     The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes two items to be voted on by the stockholders. At the Annual Meeting, I will also report on CytRx’s current operations and will be available to respond to questions from stockholders.

     Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. You are urged, therefore, to complete, sign, date and return the enclosed proxy card (or use telephone or internet voting procedures, if offered by your broker), even if you plan to attend the meeting.

     I hope you will join us.

Sincerely,

Steven A. Kriegsman
President and Chief Executive Officer

11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on July 21, 2004

     Notice is hereby given to the holders of common stock, $.001 par value per share, of CytRx Corporation that the Annual Meeting of Stockholders will be held on Wednesday, July 21, 2004 at the Riviera Country Club, 1250 Capri Drive, Pacific Palisades, California, at 9:00 A.M., local time, for the following purposes:

(1)	To elect two directors to serve until the 2007 Annual Meeting of Stockholders;

(2)	To ratify the selection of BDO Seidman LLP as independent auditors for the fiscal year ending December 31, 2004; and

(3)	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     Only those stockholders of record at the close of business on June 17, 2004 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

By Order of the Board of Directors,

June 30, 2004	Kathryn R. Hernandez
Corporate Secretary

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE (OR USE TELEPHONE OR INTERNET VOTING PROCEDURES, IF AVAILABLE THROUGH YOUR BROKER). IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON.

11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049

To Be Held July 21, 2004

PROXY STATEMENT

     This Proxy Statement is furnished to holders of common stock, $.001 par value per share, of CytRx Corporation, a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2004 Annual Meeting of Stockholders to be held at the Riviera Country Club, 1250 Capri Drive, Pacific Palisades, California, at 9:00 A.M., local time, on Wednesday, July 21, 2004, and at any postponement or adjournment thereof.

     This Proxy Statement and the accompanying proxy card are first being mailed to our stockholders on or about June 30, 2004.

What is the purpose of the Annual Meeting?

     At the Annual Meeting, stockholders will act upon the matters outlined in the attached Notice of Meeting and described in detail in this Proxy Statement, which are the election of directors and the ratification of our appointment of independent accountants. In addition, management will report on our performance during fiscal 2003 and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

     Only stockholders of record at the close of business on June 17, 2004 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

What are the voting rights of the holders of our common stock?

     Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting, provided a quorum is present, will be required for ratification of our appointment of independent accountants. With regard to the election of directors, the two nominees receiving the greatest number of votes cast will be elected.

     Abstentions and broker non-votes will not be counted as votes cast and, therefore, will have no effect on the outcome of the matters presented at the Annual Meeting.

What constitutes a quorum?

     Our Bylaws provide that the presence, in person or by proxy, at our Annual Meeting of the holders of a majority of outstanding shares of our common stock will constitute a quorum.

     For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include so-called broker non-votes also will be counted as shares present for purposes of establishing a quorum. On the record date, there were 34,777,256 shares of our common stock issued and outstanding.

What are the Board’s recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendations of our Board of Directors are set forth together with the description of each Proposal in this Proxy Statement. In summary, our Board of Directors recommends a vote:

•	“FOR” election of the directors named in this Proxy Statement as described in Proposal I; and

•	“FOR” ratification of the appointment of BDO Seidman LLP as our independent auditors for fiscal 2004 as described in Proposal II.

Proxies

     If the enclosed proxy card is executed, returned in time and not revoked, the shares represented thereby will be voted at the Annual Meeting and at any postponement or adjournment thereof in accordance with the directions indicated on the proxy card. IF NO DIRECTIONS ARE INDICATED, PROXIES WILL BE VOTED “FOR” ALL PROPOSALS DESCRIBED IN THIS PROXY STATEMENT AND, AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF, IN THE SOLE DISCRETION OF THE PROXIES.

     A stockholder who returns a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting to us a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, Attention: Corporate Secretary.

PROPOSAL I

ELECTION OF DIRECTORS

     Pursuant to our Bylaws, our Board of Directors has fixed the number of our directors at seven. Our Restated Certificate of Incorporation and Bylaws provide for the classification of these directors into three classes, with each class to consist as nearly as possible of an equal number of directors. One class of directors is to be elected at each annual meeting of stockholders to serve for a term of three years.

     The term of the two directors in Class I expires at the Annual Meeting. The Board of Directors has nominated the incumbent Class I directors, Messrs. Louis Ignarro, Ph.D. and Joseph Rubinfeld, Ph.D., for reelection as the Class I directors to serve until the 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     The following is information concerning the nominees for election, as well as the directors whose terms of office will continue after the Annual Meeting. Each director’s age is indicated in parentheses after his name.

Current Nominees

     We believe that the nominees will be available and able to serve as directors. In the event that a nominee is unable to serve, the proxy holders will vote the proxies for such other nominee as they may determine.

Class I – Nominees to Serve as Director Until the 2007 Annual Meeting

     Louis Ignarro, Ph.D. (62) has been a director since July 2002. He served as a director of Global Genomics from November 20, 2000 until we acquired Global Genomics on July 19, 2002. Dr. Ignarro serves as the Jerome J. Bezler, M.D. Distinguished Professor of Pharmacology in the Department of Molecular and Medical Pharmacology at the UCLA School of Medicine. Dr. Ignarro has been at the UCLA School of Medicine since 1985 as a professor, acting chairman and assistant dean. He was awarded the Nobel Prize for Medicine in 1998. He received a B.S. in pharmacy from Columbia University and his Ph.D. in pharmacology from the University of Minnesota.

     Joseph Rubinfeld, Ph.D. (71) has been a director since July 2002. He co-founded SuperGen, Inc. in 1991, and served as its Chief Executive Officer and President and as a director from its inception until December 31, 2003. He currently is Chairman Emeritus of SuperGen, Inc. Dr. Rubinfeld was also Chief Scientific Officer of SuperGen, Inc. from 1991 until September 1997. Dr. Rubinfeld was one of the four individuals who co-founded Amgen, Inc. in 1980, and he served as a Vice President and its Chief of Operations until 1983. From 1987 until 1990, Dr. Rubinfeld was a Senior Director at Cetus Corporation, and from 1968 to 1980 he was employed at Bristol-Myers Company, International Division in a variety of positions. Dr. Rubinfeld received a B.S. degree in chemistry from C.C.N.Y. and an M.A. and Ph.D. in chemistry from Columbia University.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR ELECTION AS DIRECTORS.

Continuing Directors

     The following is a description of the directors in Class II and Class III whose terms of office will continue after the Annual Meeting. A vacancy currently exists within our Class III directors as a result of the retirement of Alexander L. Cappello, a former Class III director, on June 21, 2004. Our Board of Directors may seek to fill this vacancy subsequent to the Annual Meeting.

Class II – Term Expiring at the 2005 Annual Meeting

     Steven A. Kriegsman (62) has been a director and our Chief Executive Officer since July 2002 and was appointed as our President on January 12, 2004. He served as a director and the Chairman of Global Genomics from June 2000 until we acquired Global Genomics on July 19, 2002. Mr. Kriegsman is Chairman and founder of Kriegsman Capital Group LLC, a financial advisory firm specializing in the development of alternative sources of equity capital for emerging growth companies. Mr. Kriegsman has advised such companies as Closure Medical Corporation, Novoste Corporation, Miravant Medical Technologies, Maxim Pharmaceuticals and Supergen Inc. Mr. Kriegsman has a B.S. degree from New York University in accounting and completed the Executive Program in Mergers and Acquisitions at New York University, The Management Institute. Mr. Kriegsman serves as a director of Bradley Pharmaceuticals, Inc.

     Marvin R. Selter (76) has been a director since October 2003. He has been the President of CMS, Inc., a national management consulting firm, since he founded that firm in 1968. Mr. Selter serves on the Executive Committee of the SFV Economic Alliance, is Chairman of the Valley Economic Development Center, is a member of the Business Tax Advisory Committee-City of Los Angeles, and is a member of the Small Business Board and Small Business Advisory Commission-State of California. He has served, and continues to serve, as a member of boards of directors of various hospitals, universities, private medical companies and other organizations. Mr. Selter attended Rutgers University and majored in accounting and business administration.

     Richard L. Wennekamp (61) has been a director since October 2003. He has been the Senior Vice President-Credit Administration of Community Bank since October 2002. From September 1998 to July 2002, Mr. Wennekamp was an executive officer of Bank of America Corporation, holding various positions, including Managing Director-Credit Product Executive for the last four years of his 22-year term with the bank. From 1977 through 1980, Mr. Wennekamp was a Special Assistant to former President of the United States, Gerald R. Ford, and the Executive Director of the Ford Transition Office. Prior thereto, he served as Staff Assistant to the President of the United States for one year, and as the Special Assistant to the Assistant Secretary of Commerce of the U.S.

Class III – Term Expiring at the 2006 Annual Meeting

     Max Link (63) has been a director since 1996. Dr. Link has been retired from business since 1994. From May 1993 to June 1994, Dr. Link served as the Chief Executive Officer of Corange U.S. Holdings, Inc. (the holding company for Boehringer Mannheim Therapeutics, Boehringer Mannheim Diagnostics and DePuy International). From 1992 to 1993, Dr. Link was Chairman of Sandoz Pharma, Ltd.. From 1987 to 1992, Dr. Link was the Chief Executive Officer of Sandoz Pharma and a member of the Executive Board of Sandoz, Ltd., Basel. Prior to 1987, Dr. Link served in various capacities with the United States operations of Sandoz, including President and Chief Executive Officer. Dr. Link also serves as a director of Access Pharmaceuticals, Inc., Alexion Pharmaceuticals, Inc., Cell Therapeutics, Inc., Celsion Corporation, Columbia Laboratories, Inc., Discovery Laboratories, Inc., Human Genome Sciences, Inc. and Protein Design Laboratories, Inc.

Meetings of the Board of Directors and Committees

     Board of Directors. The property, affairs and business of CytRx are conducted under the general supervision and management of our Board of Directors as called for under the laws of Delaware and our Bylaws. Our Board of Directors has established a standing Audit Committee, Compensation Committee, and Nomination and Governance Committee.

     The Board of Directors held eight meetings during 2003. Each director attended at least 75% of the total meetings of the Board during 2003, except for Louis Ignarro, Ph.D. Each director who served on a Committee of our Board of Directors also attended at least 75% of each Committee meeting during 2003, except for Dr. Ignarro.

     Our Board of Directors has determined that Messrs. Link, Rubinfeld, Selter and Wennekamp each are “independent” under the current independence standards of both the Nasdaq Stock Market and the Securities and Exchange Commission, or SEC, and have no material relationships with us (either directly or as a partner, shareholder or officer of any entity) that could be inconsistent with a finding of their independence as members of our Board of Directors or as the members of our Audit Committee. Our Board of Directors also has determined that Mr. Selter, one of the independent directors serving on our Audit Committee, is an “audit committee financial expert” as defined by SEC rules.

     The following table provides information concerning the current membership of our Board committees:

				Nominating and
	Class of	Audit	Compensation	Governance
Name	Directors (1)	Committee	Committee	Committee
Steven A. Kriegsman	II
Louis Ignarro, Ph.D.	I
Max Link	III	(2)		(4)
Joseph Rubinfeld, Ph.D.	I	(2)	(3)
Marvin R. Selter	II	(2)	(3)	(4)
Richard L. Wennekamp	II	(2)	(3)	(4)

(1)	Class I directors serve until the 2004 Annual Meeting of Stockholders, Class II directors serve until the 2005 Annual Meeting of Stockholders and Class III directors serve until the 2006 Annual Meeting of Stockholders. A vacancy currently exists within our Class III directors, which our Board of Directors may seek to fill subsequent to the Annual Meeting.

(2)	These directors constitute the members of our Audit Committee. Mr. Selter is the Chairman of the Committee.

(3)	These directors constitute the members of our Compensation Committee. Dr. Rubinfeld is the Chairman of the Committee.

(4)	These directors constitute the members of our Nomination and Governance Committee. Mr. Wennekamp is Chairman of the Committee.

     Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to:

•	The quality and integrity of our financial statements and reports.

•	The independent auditors’ qualifications and independence.

•	The performance of our internal audit function and independent auditors.

     The Audit Committee reviews our financial structure, policies and procedures, appoints the outside auditors, reviews with the outside auditors the plans and results of the audit engagement, approves permitted non-audit services provided by our independent auditors, reviews the independence of the auditors and reviews the adequacy of our internal accounting controls. The Audit Committee’s responsibilities also include oversight activities described below under the “Report of the Audit Committee.”

     The Audit Committee has discussed with the outside auditors the auditors’ independence from management and CytRx, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of permitted non-audit services with the auditors’ independence.

     The Audit Committee held six meetings during 2003.

     Compensation Committee. The Compensation Committee is authorized to review and make recommendations to the full Board of Directors relating to the annual salaries and bonuses of our officers and to determine in it sole discretion all grants of stock options, the exercise price of each option, and the number of shares to be issuable upon the exercise of each option under our various stock option plans. The Committee also is authorized to interpret our stock option plans, to prescribe, amend and rescind rules and regulations relating to the plans, to determine the term and provisions of the respective option agreements, and to make all other determinations deemed necessary or advisable for the administration of the plans.

     The Compensation Committee held four meetings during 2003.

     Nomination and Governance Committee. The recently formed Nomination and Governance Committee assists our Board of Directors in discharging its duties relating to corporate governance and the compensation and evaluation of the Board. A copy of the Nomination and Governance Committee Charter is attached as Appendix A to this Proxy Statement. As indicated above with respect to service on our Audit Committee, our Board of Directors has determined that each of the current members of the Nomination and Governance Committee, Messrs. Link, Selter and Wennekamp, are “independent” under the current independence standards of the Nasdaq Stock Market.

     The principal responsibilities of the Nomination and Governance Committee include:

•	Overseeing our corporate governance practices and developing and recommending to our Board a set of Corporate Governance Guidelines.

•	Assisting the Board in identifying qualified director candidates, selecting nominees for election as directors at meetings of stockholders and selecting candidates to fill vacancies on our Board, and developing criteria to be used in making such recommendations.

•	Creating and recommending to our Board a policy regarding the consideration of director candidates recommended by stockholders and procedures for stockholders’ submission of nominees of director candidates.

•	Reviewing and recommending the compensation for non-employee directors and making recommendations to our Board for its approval.

•	Establishing criteria for our Board and for all committees (including the Nomination and Governance Committee) to use to evaluate their performance on an annual basis.

•	Overseeing developments related to corporate governance and advising our Board in connection therewith.

     The Nomination and Governance Committee has sole authority, in connection with the identification of qualified director candidates, to retain and terminate any search firm for such purpose (including the authority to approve any such firm’s fees and other retention terms). We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

     The Nomination and Governance Committee was established on March 16, 2004, and so did not meet during 2003.

     The Nomination and Governance Committee has not established any specific minimum qualifications for director candidates or any specific qualities or skills that a candidate must possess in order to be considered qualified to be nominated as a director.

     Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. In making its nominations, our Nomination and Governance Committee generally will consider, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

Stockholder Recommendations of Director Candidates

     A stockholder wishing to submit recommendations for director candidates for consideration by the Nomination and Governance Committee for election at an annual meeting of shareholders must do so in writing by December 15 of the previous calendar year. The written recommendation must include the following information:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration.

•	The name and contact information for the candidate.

•	A statement of the candidate’s business and educational experience.

•	Information regarding the candidate’s qualifications to be a director.

•	The number of shares of our common stock, if any, owned either beneficially or of record by the candidate and the length of time such shares have been so owned.

•	The written consent of the candidate to serve as a director if nominated and elected.

•	Information regarding any relationship or understanding between the proposing stockholder and the candidate.

•	A statement that the proposed candidate has agreed to furnish us all information as we deem necessary to evaluate such candidate’s qualifications to serve as a director.

     As to the stockholder giving the notice, the written recommendation must state the name and address of the stockholder and the number of shares of our common stock which are owned beneficially or of record by the shareholder.

     Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our Board members or management are evaluated.

Stockholder Nominations of Directors

     Our Bylaws specify the procedures by which stockholders may nominate director candidates directly, as opposed to merely recommending a director candidate to the Nomination and Governance Committee as described above. Any stockholder nominations must comply with the requirements of our Bylaws and should be addressed to: Corporate Secretary, CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049.

Stockholder Communication with Board Members

     Stockholders who wish to communicate with our Board members may contact us by telephone or via facsimile or the mails at our principal executive office. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of our Board, or to the particular director to which they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting. In addition, communications sent to us via telephone or facsimile for our Board of Directors or a particular director will be forwarded to our Board or the director by an appropriate officer.

Board Member Attendance at Annual Meetings

     Our Board of Directors does not have a formal policy regarding attendance of directors at our annual stockholder meetings. Of the seven members of our Board in 2003, five attended our 2003 Annual Meeting of Stockholders.

Compensation of Directors

     Periodically, our Board of Directors reviews the then-current director compensation policies and from time to time makes changes to such policies based on various criteria the Board deems relevant. Directors who are employees of our company receive no compensation for their service as directors or as members of Board committees.

     For the period January 1, 2003 to December 31, 2003, non-employee directors received a quarterly retainer of $1,500 and a fee of $1,500 for each Board meeting attended ($750 for meetings attended by teleconference and for board actions taken by unanimous written consent) and $750 for each committee meeting attended. Non-employee directors who chair the board or a board committee receive an additional $250 for each meeting attended as the chair. During 2003, a payment of $2,500 was made to Raymond Carnahan, formerly the Chairman of our Audit Committee, in connection with internal auditing services provided to that committee. In May 2004, a payment of $7,500, plus reimbursement of certain expenses, was made to each of Messrs. Selter and Wennekamp in connection with their services as members of our Audit Committee. Options to purchase 10,000 shares of common stock are granted to each non-employee director annually. These options have an exercise price equal to the closing price of our common stock as reported on the Nasdaq SmallCap Market on the date of grant and are subject to vesting in three equal annual increments.

Section 16(a) Beneficial Ownership Reporting Compliance

     Our executive officers and directors and any person who owns more than ten percent of our outstanding shares of common stock are required by Section 16(a) of the Securities Exchange Act to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of those reports. Based solely on our review of copies of reports we have received and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors and executive officers and greater-than-ten percent stockholders for 2003 were complied with, except as follows:

•	Three of our directors, Messrs. Ignarro, Rubinfeld and Link each inadvertently failed to timely report a grant of stock options.

•	Three of our former directors, Herbert McDade, Raymond Carnahan and Alexander L. Cappello, each inadvertently failed to file a timely report a grant of stock options.

•	Mr. Cappello also inadvertently failed to timely report two grants to him of warrants to purchase common stock.

     Appropriate Forms 4 reporting each of the above transactions were subsequently filed by these individuals.

Beneficial Owners of More Than Five Percent of CytRx’s Common Stock; Shares Held by Directors and Executive Officers

     The following table sets forth information with respect to the beneficial ownership of our common stock as of June 22, 2004 by:

•	Each person who is known by us to own beneficially more than 5% of our common stock.

•	Each of our directors.

•	Mr. Kriegsman, the only named executive officer listed in the Summary Compensation Table.

•	All executive officers and directors as a group.

     Beneficial ownership is determined in accordance with the SEC rules. Shares of common stock subject to any warrants or options that are presently exercisable, or exercisable within 60 days of June 22, 2004, which are indicated by footnote, are deemed outstanding for the purpose of computing the percentage ownership of the person holding the warrants or options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership reflected in the table is based on 34,777,256 shares of our common stock outstanding as of June 22, 2004. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of common stock shown, subject to applicable community property laws. An asterisk represents beneficial ownership of less than 1%.

	Shares of Common Stock
Name of Beneficial Owner**	Number	Percent
University of Massachusetts Medical School	1,828,359	5.3%
365 Plantation Street, Suite 130
Worcester, MA 01605-2398
Louis Ignarro, Ph.D.(1)	290,825	*
Steven A. Kriegsman(2)	4,525,266	12.7%
Max Link(3)	48,750	*
Joseph Rubinfeld(4)	8,667	*
Marvin R. Selter(5)	357,451	1.0%
Richard L. Wennekamp	—	—
All executive officers and directors as a group (seven persons)(6)	7,059,318	19.6%

**	Except as otherwise indicated, the address of each of the beneficial owners listed below is c/o CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, CA 90049

(1)	Includes 198,909 shares subject to options or warrants.

(2)	Includes 963,518 shares subject to options or warrants.

(3)	Includes 19,543 shares subject to options or warrants.

(4)	All of the shares shown are subject to options or warrants.

(5)	The shares shown are owned, of record, by the Selter Family Trust or Selter IRA Rollover.

(6)	Includes 1,190,637 shares subject to options and warrants.

Certain Relationships and Related Transactions

     In May 2003, we entered into an agreement with Cappello Capital Corp. in which Cappello Capital served as our exclusive financial advisor and assisted us with analysis of potential transactions and strategic alternatives. Alexander L. Cappello, who served as a member of our Board of Directors from January 2001 until June 2004, is the Chairman and Chief Executive Officer of Cappello Capital Group, an affiliate of Cappello Capital. As compensation for its services, we paid Cappello Capital a retainer fee of $20,000 per month for the duration of the agreement, which expired May 15, 2004.

     Pursuant to our May 2003 agreement, we also paid Cappello Capital a placement fee of $408,000 in connection with our May 2003 private equity financing and issued warrants to purchase a total of 367,569 shares of our common stock to certain persons designated by that firm. One of the designees, the Alexander L. and Linda Cappello 2001 Family Trust, was issued warrants to purchase 133,767 shares of our common stock at $1.85 per share and warrants to purchase 33,132 shares of our common stock at $3.05 per share. We valued the warrants to purchase 367,569 of shares of our common stock at $1,060,066 and the warrants issued to the Alexander L. and Linda Cappello 2001 Family Trust to purchase a total of 166,899 shares of our common stock at $481,357 for financial statement purposes. We believe that the terms under which we engaged Cappello Capital were at least as favorable to us as could have been obtained from an unrelated third party.

     Since July 16, 2002, Steven A. Kriegsman has been our Chief Executive Officer and one of our directors. In July 2002, we entered into an agreement with the Kriegsman Capital Group, an affiliate of Mr. Kriegsman, whereby the Kriegsman Capital Group agreed to provide us with office space and certain administrative services. In 2003, we paid a total of approximately $70,000 to the Kriegsman Capital Group under this agreement. The charges were determined based upon actual space used and estimated percentages of employee time used. We believe that the terms under which we paid the Kriegsman Capital Group for rent and other expenses are at least as favorable to us as could have been obtained from an unrelated third party.

     We entered into an agreement, dated as of July 17, 2003 (and subsequently amended on October 18, 2003), with Louis Ignarro, Ph.D., one of our current directors. Pursuant to the agreement, Dr. Ignarro agreed to serve as our Chief Scientific Spokesperson to the medical and financial communities. As payment for his services, Dr. Ignarro was granted a non-qualified stock option under our 2000 Long-Term Incentive Plan to purchase 350,000 registered shares of our common stock at an exercise price equal to $1.89, the closing price for our common stock on Nasdaq on the date of grant. The option has a term of seven years, vests monthly from July 17, 2003 to October 17, 2003 at the rate of 4,839 shares for each day of services provided by Dr. Ignarro in that month, and vests monthly from October 18, 2003 through the term of the agreement at a monthly rate of 15,975 shares. Either party may terminate the agreement at any time, and any unvested shares under the option as of the date of termination of the agreement will be cancelled. As of December 31, 2003, 62,442 shares of common stock under the option had vested.

Executive Officers of CytRx

     Set forth below is information regarding our current executive officers (other than Steven A. Kriegsman, our President and Chief Executive Officer, who is described above under “Continuing Directors”), including their ages, positions with CytRx and principal occupations and employers for at least the last five years. For information concerning executive officers’ ownership of our common stock, see “Beneficial Owners of More Than Five Percent of CytRx’s Common Stock; Shares Held by Directors and Executive Officers,” above.

     Mark A. Tepper, Ph.D. (46) has been the President of our subsidiary, CytRx Laboratories (formerly known as Araios, Inc.), since September 2003, and has served as our Corporate Vice President since May 6, 2004. Dr. Tepper co-founded Araios, Inc. From November 2002 to August 2003, he served as an independent pharmaceutical consultant. Prior to that, from April 2002 to October 2002, he served as President and Chief Executive Officer of Arradial, Inc., an Oxford Biosciences venture-backed company developing a novel microfluidics based drug discovery platform. From April 1995 to March 2002, Dr. Tepper served in a number of senior management roles at Serono Laboratories, Inc., including Vice President, Research and Operations for the U.S. Pharmaceutical Research Institute and Executive Director of Lead Discovery. From 1988 to 1995, Dr. Tepper was Sr. Research Investigator at the Bristol Myers Squibb Pharmaceutical Research Institute, where he worked on the discovery and development of novel drugs in the area of oncology and immunology. Prior to that, Dr. Tepper was a post-doctoral fellow at the University of Massachusetts Medical School in the laboratory of Dr. Michael Czech. Dr. Tepper received a B.A. in chemistry from Clark University with highest honors, and a Ph.D. in biochemistry and biophysics from Columbia University.

     Kathryn R. Hernandez (47) joined CytRx in July 2002 as Corporate Secretary. From August 1998 until joining CytRx, Ms. Hernandez was employed as Executive Assistant to Mr. Kriegsman at The Kriegsman Group, currently a division of QA3 Corporation.

Executive Compensation

     The following table presents summary information concerning compensation paid or accrued by us for services rendered in all capacities during the fiscal years ended December 31, 2003, 2002 and 2001 by Steven A. Kriegsman, our President and Chief Executive Officer:

Summary Compensation Table

					Long-Term
		Annual Compensation			Compensation
					Securities
					Underlying	All Other
Name	Year	Salary	Bonus		Options (#)	Compensation
Steven A. Kriegsman(1)	2003	$313,772	$150,000	(2)	1,000,000	$—
	2002	$110,000	$—		—	$—
	2001	$—	$—		—	$—

(1)	Mr. Kriegsman first became our Chief Executive Officer in July 2002.

(2)	This bonus was paid in June 2003 for services rendered during the period from July 2002 through June 2003.

Option Grants in Last Fiscal Year

     As a bonus for his services under his prior employment agreement with us, Mr. Kriegsman was granted as of June 20, 2003 a fully vested ten-year, nonqualified option under the 2000 Long-Term Incentive Plan to purchase 250,000 shares of our common stock at a price of $2.47 per share. As an incentive to enter into his amended and restated employment agreement, Mr. Kriegsman was granted as of June 20, 2003 a ten-year, nonqualified option under the Plan to purchase 750,000 shares of our common stock at a price of $2.47 per share.

     The following table contains information concerning grants of stock options during the fiscal year ended December 31, 2003 to Mr. Kriegsman.

     Option Grants in Twelve Months Ended December 31, 2003

	Individual Grants			Potential Realized Value at
	Number of	% of Total		Assumed Annual Rates of
	Shares	Options		Stock Price Appreciation for
	Underlying Options	Granted to Employees In	Exercise	Option Term(2)
Name	Granted(1)	Fiscal Year	Price	5%	10%
Steven A. Kriegsman	1,000,000	71.2%	$2.47	$1,553,370	$6,114,908

(1)	Options to purchase 250,000 shares vested on the date of grant. The options to purchase up to 750,000 shares will vest as to 250,000 shares of common stock on June 20, 2004 and will vest as to the remaining 500,000 shares in monthly installments of 1/24th each on the 20th day of each month thereafter, provided that Mr. Kriegsman remains in our continuous employ.

(2)	The potential realizable value shown in this table represents the hypothetical gain that might be realized based on assumed 5% and 10% annual compound rates of stock price appreciation over the full option term. These prescribed rates are not intended to forecast possible future appreciation of the common stock.

Fiscal Year - End Option Values

     The following table sets forth the number of options and warrants and total value of unexercised in-the-money options and warrants held by Mr. Kriegsman at December 31, 2003, using the price per share of our common stock of $1.86 on December 31, 2003. No stock options were exercised during 2003 by Mr. Kriegsman. The following table includes warrants issued by Global Genomics to Mr. Kriegsman prior to our merger with that company that were assumed by us in the merger and that cover 459,352 shares of our common stock.

	Number of Securities		Value of Unexercised
	Underlying Unexercised Options		In-the-Money Options
	and Warrants at		and Warrants at
	December 31, 2003 (#)		December 31, 2003 ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Steven A. Kriegsman	709,352	750,000	$849,801	$0

Equity Compensation Plan Information

     The following table sets forth certain information as of December 31, 2003 regarding securities authorized for issuance under our equity compensation plans. This table excludes warrants issued to Mr. Kriegsman by Global Genomics that we assumed in our merger with Global Genomics.

			(c)
			Number of Securities
	(a)	(b)	Remaining Available For
	Number of Securities To	Weighted-Average	Future Issuance Under
	be Issued Upon Exercise of	Exercise Price of	Equity Compensation Plan,
	Outstanding Options,	Outstanding Options,	Excluding Securities
	Warrants And Rights	Warrants and Rights	Reflected In Column (a)
Equity Compensation Plans Approved by Stockholders:
1994 Stock Option Plan	40,834	$1.80	60,850
1995 Stock Option Plan	—	—	22,107
1998 Long-Term Incentive Plan	132,541	$1.00	29,517
2000 Long-Term Incentive Plan	1,604,667	$2.00	6,270,702
Equity Compensation Plans Not Approved by Stockholders:
Outstanding Warrants (1)	6,892,725	$1.72	—

Total	8,670,767	$1.76	6,383,176

(1)	Issued as compensation for various services.

Employment Agreements; Change in Control Agreements

Employment Agreement with Steven A. Kriegsman

     Steven A. Kriegsman became our Chief Executive Officer on July 16, 2002 pursuant to a one-year employment agreement with us. Mr. Kriegsman’s employment agreement with us was amended and restated as of June 10, 2003 to continue through July 15, 2006. The employment agreement will automatically renew in July 2006 for an additional one-year period, unless either Mr. Kriegsman or we elect not to renew it.

     Under his prior employment agreement with us, Mr. Kriegsman was permitted to serve as the President of the Kriegsman Capital Group and its affiliates, otherwise known as The Kriegsman Group. Pursuant to Mr. Kriegsman’s amended and restated employment agreement with us, we have agreed that he shall serve on a full-time basis as our Chief Executive Officer and that he may continue to serve as President of The Kriegsman Group only so long as necessary to complete certain current assignments.

     Under his prior employment agreement with us, Mr. Kriegsman was paid an annual base salary of $240,000. Under our amended and restated employment agreement with Mr. Kriegsman, effective July 16, 2003 his annual base salary was increased to $360,000. Our Board of Directors (or its Compensation Committee) will review the base salary annually and may increase (but not decrease) the base salary at its sole discretion. In addition to his annual base salary, Mr. Kriegsman is eligible to receive an annual bonus, determined by our board of directors (or its Compensation Committee) in its sole discretion, but not to be less than $150,000. As a bonus for his services under his prior employment agreement with us, Mr. Kriegsman was paid a cash bonus of $150,000 on June 16, 2003.

     As a bonus for his services under his prior employment agreement with us, Mr. Kriegsman was granted as of June 20, 2003 a fully vested ten-year, nonqualified option under the 2000 Long-Term Incentive Plan to purchase 250,000 shares of our common stock at a price of $2.47 per share. As an incentive to enter into the amended and restated employment agreement, Mr. Kriegsman was granted as of June 20, 2003 a ten-year, nonqualified option under the Plan to purchase 750,000 shares of our common stock at a price of $2.47 per share. This option will vest as to 1/3rd of the shares covered thereby on June 20, 2004 and will vest as to the remaining 2/3rds of such shares in monthly installments of 1/24 each on the 20th day of each month thereafter, provided that Mr. Kriegsman remains in our continuous employ.

     Mr. Kriegsman is also eligible to receive additional grants of options to purchase shares of our common stock. The number and terms of those options, including the vesting schedule, will be determined by our board of directors (or its Compensation Committee) in its sole discretion.

     In the event we terminate Mr. Kriegsman’s employment without “cause” (as defined), or if Mr. Kriegsman terminates his employment with “good reason” (as defined), (i) we have agreed to pay Mr. Kriegsman a lump-sum equal to his salary and prorated minimum annual bonus through to his date of termination, plus his salary and minimum annual bonus for a period of two years after his termination date, or until the expiration of the amended and restated employment agreement, whichever is later, (ii) he will be entitled to immediate vesting of all stock options or other awards based on our equity securities, and (iii) he will also be entitled to continuation of his life insurance premium payments and continued participation in any of our health plans through to the later of the expiration of the amended and restated employment agreement or 24 months following his termination date. Mr. Kriegsman will have no obligation in such events to seek new employment or offset the severance payments to him by the Company by any compensation received from any subsequent reemployment by another employer.

     Under Mr. Kriegsman’s amended and restated employment agreement with us, he and The Kriegsman Group are to provide us during the term of his employment with the first opportunity to conduct or take action with respect to any acquisition opportunity or any other potential transaction identified by them within the biotech, pharmaceutical or health care industries and that is within the scope of the business plan adopted by our board of directors. Mr. Kriegsman’s amended and restated employment agreement with us also contains confidentiality provisions relating to our trade secrets and any other proprietary or confidential information, which provisions shall remain in effect for five years after the expiration of the employment agreement with respect to proprietary or confidential information and for so long as our trade secrets remain trade secrets.

Change in Control Agreement with Steven A. Kriegsman

     Mr. Kriegsman’s amended and restated employment agreement with us contains no provision for payment to him in the event of a change in control of CytRx. If, however, a change in control (as defined in our 2000 Long-Term Incentive Plan) occurs during the term of the amended and restated employment agreement, and if, during the term and within two years after the date on which the change in control occurs, Mr. Kriegsman’s employment is terminated by us without cause or by him for good reason, then, to the extent that any payment or distribution of any type to or for Mr. Kriegsman by us resulting from the termination of his employment is or will be subject to the excise tax (“Excise Tax”) imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, we have agreed to pay Mr. Kriegsman, prior to the time the Excise Tax is payable with respect to any such payment (through withholding or otherwise), an additional amount that, after the imposition of all income, employment, excise and other taxes, penalties and interest thereon, is equal to the sum of (i) the Excise Tax on such payments plus (ii) any penalty and interest assessments associated with such Excise Tax.

Compensation Committee Report On Executive Compensation

     The Compensation Committee of the Board of Directors establishes our general compensation practices, establishes the compensation plans and specific compensation levels for executive officers and administers our compensation plans. In establishing base salaries and cash bonuses for executive officers, the Compensation Committee considers relative company performance, the individual’s past performance and future potential, and compensation for persons holding similarly responsible positions at other companies in the pharmaceutical and biotechnology industries. The relative importance of these factors varies depending upon the individual’s responsibilities; all facts are considered in establishing both base salaries and cash bonuses. When making comparison to other companies, the Compensation Committee generally considers those companies included in the Nasdaq Pharmaceutical Index (see “Company Performance”).

     The Compensation Committee believes that the Chief Executive Officer’s compensation should be influenced by CytRx’s performance, although “performance” for a company engaged in pharmaceutical research and development does not necessarily correlate to profits. The Compensation Committee considers “performance” to include achievement of product development targets and milestones, effective fund-raising efforts, and effective management of personnel and capital resources, among other criteria. The Compensation Committee also reviews the Chief Executive Officer’s compensation in light of the level of similar executive compensation arrangements within the biopharmaceutical industry. The Compensation Committee believes that stock options should be granted to the Chief Executive Officer, as well as to other executives, primarily based on the executive’s ability to influence CytRx’s long-term growth and profitability. These options and warrants include a combination of tenure-based vesting as well as vesting upon the achievement of corporate objectives. The Compensation Committee believes that this arrangement provides executive officers with the greatest incentive to accelerate achievement of corporate objectives and thereby enhance long-term stockholder value.

     Prior to our merger with Global Genomics, the Compensation Committee, in conjunction with the Chief Executive Officer at that time, had established a model composed of salary categories with specified percentages to be applied to the overall level of employees’ salaries (including executive officers) to provide a guideline for annual cash bonuses and the number of stock options to be granted. This model was used only as a guideline, as some subjectivity must be applied in evaluating each individual’s performance. Steven A. Kriegsman became our Chief Executive Officer and interim Chief Financial Officer, and Kathryn R. Hernandez, our Corporate Secretary, on July 16, 2002. They were our only executive officers until August 16, 2003, when C. Kirk Peacock became our Chief Financial Officer after having served briefly as a consultant to CytRx. In September 2003, in connection with CytRx’s acquisition of CytRx Laboratories (formerly known as Araios, Inc.), we also employed Mark A Tepper, Ph.D., as President of CytRx Laboratories. Dr. Tepper co-founded Araios, Inc.

     Mr. Peacock resigned from CytRx as of June 15, 2004, and we are in the process of seeking a new Chief Financial Officer. Mr. Kriegsman is serving in the interim as our Chief Financial Officer. We have not reconsidered the aforementioned compensation model for employees, which we plan to review upon our hiring of new executive management employees in light of our current business strategy, management structure and other relevant considerations.

Steven A. Kriegsman’s Compensation.

     The specific terms of Steven A. Kriegsman’s employment agreement are discussed above under “Employment Agreement with Steven A. Kriegsman” and “Change in Control Agreement with Steven A. Kriegsman.” Mr. Kriegsman’s performance period for purposes of this report is the fiscal year ended December 31, 2003. Under his employment agreement, from the period January 1, 2003 until July 15, 2003, when Mr. Kriegsman and CytRx entered into a new employment agreement, Mr. Kriegsman was paid a salary of $110,000. In June 2003, on the Compensation Committee’s recommendation, our Board of Directors awarded Mr. Kriegsman a bonus of $150,000. We increased Mr. Kriegsman’s annual base salary to $360,000 effective July 16, 2003 pursuant to the amended and restated employment agreement with him dated as of June 10, 2003. In addition to his annual base salary, the amended and restated employment agreement provides that Mr. Kriegsman is to be eligible to receive a bonus as of each anniversary of the contract date as determined by our Board of Directors (or the Compensation Committee), but in no event to be less than $150,000.

     Apart from his salary and bonus, Mr. Kriegsman is eligible to receive grants of options to purchase shares of our common stock. As a bonus for his services under his prior employment agreement which was in part for work during the performance period covered by this report, Mr. Kriegsman was granted on June 20, 2003 a ten-year, fully-vested nonqualified option under the 2000 Long-Term Incentive Plan to purchase 250,000 shares of our common stock at a price of $2.47 per share. In connection with his amended and restated employment agreement dated as of June 10, 2003, Mr. Kriegsman was granted a ten-year nonqualified option under the 2000 Long-Term Incentive Plan to purchase an additional 750,000 shares of our common stock at a price of $2.47 per share as discussed above under “Employment Agreement with Steven A. Kriegsman.” The Compensation Committee will determine in its sole discretion the number and terms of any other options to be granted Mr. Kriegsman, including the vesting schedule, based on Mr. Kriegsman’s ability to influence CytRx’s long-term growth and profitability and on such other factors as the Compensation Committee deems appropriate. Other than as described above, no options or other awards were granted to Mr. Kriegsman during the performance period covered by this report.

Internal Revenue Code Limits on Deductibility of Compensation.

     For 2003, there was no occasion for the Compensation Committee to consider Section 162(m), which limits tax deductions of public companies on compensation to certain executive officers in excess of $1 million. Where applicable, the Compensation Committee intends to consider the effect of Section 162(m) on its compensation decisions, but it has no formal policy to structure executive compensation so as to be fully deductible for tax purposes.

Respectfully submitted,

Compensation Committee:

Joseph Rubinfeld, Ph.D., Chairman
Marvin R. Selter
Richard L. Wennekamp

Compensation Committee Interlocks and Insider Participation

     There are no “interlocks,” as defined by the Securities and Exchange Commission, with respect to any member of the Compensation Committee. Joseph Rubinfeld, Ph.D., Marvin R. Selter and Richard L. Wennekamp are the current members of the Compensation Committee.

Code of Ethics

     We have adopted a Code of Ethics applicable to our principal executive officer, principal financial officer, and principal accounting officer or controller, a copy of which was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and which is available as described below under “OTHER MATTERS – Annual Report.”

Report of the Audit Committee

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to:

•	The quality and integrity of CytRx’s financial statements and reports.

•	The independent auditors’ qualifications and independence.

•	The performance of CytRx’s internal audit function and independent auditors.

     The Audit Committee operates under a written charter adopted by the Board of Directors in April 2003, which was included as an Appendix to CytRx’s Proxy Statement for its 2002 Annual Meeting of Stockholders.

     The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor CytRx’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of CytRx’s independent accountants and internal audit function.

•	Provide an open avenue of communication among the independent accountants, internal auditors, CytRx’s operational management and the Board of Directors.

     The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to CytRx’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of CytRx’s financial statements and the ethics programs when established by CytRx management and the Board of Directors. The Audit Committee has the sole authority (subject, if applicable, to stockholder ratification) to appoint or replace the outside auditors and is directly responsible for the compensation of the independent auditors.

     The Audit Committee must pre-approve all auditing services and all permitted non-auditing services to be provided by the outside auditors. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the auditors’ independence and there are cost or other efficiencies in obtaining such services from the auditors as compared to other possible providers. During fiscal 2003, the Audit Committee approved all of the non-audit services proposals submitted to it.

     The Audit Committee met six times during fiscal 2003. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all of CytRx’s books, records, facilities and personnel, and to retain its own legal counsel and other advisers as it deems necessary or appropriate.

     As part of its oversight of our financial statements, the Audit Committee reviews and discusses with both management and our outside auditors CytRx’s interim financial statements and annual audited financial statements that are included in our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K, respectively. CytRx management advised the Audit Committee in each case that all such financial statements were prepared in accordance with generally accepted accounting principles and reviewed significant accounting issues with the Audit Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended by SAS No. 90 (Communication with Audit Committees).

     Effective January 20, 2004, the Audit Committee terminated the engagement of Ernst & Young LLP as CytRx’s independent auditors. The Audit Committee subsequently engaged, and then terminated the engagement of, PriceWaterhouseCoopers LLP, and retained BDO Seidman LLP to audit CytRx’s financial statements for fiscal 2003. The Audit Committee also has selected BDO Seidman LLP as CytRx’s independent auditors for fiscal 2004. For a discussion of these matters, please refer to the discussion under the heading “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” elsewhere in this Proxy Statement.

     The Audit Committee discussed with BDO Seidman LLP, which audited CytRx’s annual financial statements for fiscal 2003, matters relating to its independence, including a review of audit and non-audit fees and the letter and written disclosures made by BDO Seidman LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     In addition, the Audit Committee reviewed initiatives aimed at strengthening the effectiveness of our internal control structure. As part of this process, the Audit Committee continued to monitor and review staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

     Taking all of these reviews and discussions into account, the Committee recommended to the Board of Directors that the Board approve the inclusion of CytRx’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee:

Marvin R. Selter, Chairman
Max Link
Joseph Rubenfeld, Ph.D.
Richard L. Wennekamp

Comparison of Cumulative Total Returns

     The following line graph presentation compares cumulative total stockholder returns of CytRx with the Nasdaq Stock Market Index and the Nasdaq Pharmaceutical Index (the “Peer Index”) for the five-year period from December 31, 1998 to December 31, 2003. The graph and table assume that $100 was invested in each of CytRx’s common stock, the Nasdaq Stock Market Index and the Peer Index on December 31, 1998, and that all dividends were reinvested. This data was furnished by the Research Data Group.

Comparison of Cumulative Total Returns

	December 31
	1999	2000	2001	2002	2003
CytRx Corporation	94	74	67	26	192
Nasdaq Stock Market Index	193	125	67	62	85
Nasdaq Pharmaceutical Index	200	239	218	141	203

PROPOSAL II

RATIFICATION OF APPOINTMENT OF AUDITORS

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

     Effective as of January 20, 2004, the Audit Committee of our Board of Directors terminated the engagement of Ernst & Young LLP, or E&Y, as our independent auditors. Effective as of January 30, 2004, our Audit Committee engaged PricewaterhouseCoopers LLP, or PwC, as our new independent auditors. During the years ended December 31, 2002 and December 31, 2001 and the subsequent period through January 30, 2004, neither we nor anyone on our behalf consulted with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to us or oral advice was provided that PwC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of SEC Regulation S-K and the related instructions thereof, or a reportable event, as that term is defined in Item 304(a)(1)(v) of SEC Regulation S-K.

     On April 12, 2004, our Audit Committee dismissed PwC as our independent auditors. PwC was dismissed prior to completing its audit procedures and did not issue any report on our financial statements. On April 14, 2004, our Audit Committee engaged BDO Seidman LLP, or BDO, to serve as our independent auditors and to audit our financial statements for the year ended December 31, 2003. Based on our desire to have the audit of these financial statements completed in as expeditious a fashion as possible, our Audit Committee had concluded that it was in our best interests to dismiss PwC and to engage new independent accountants to complete the audit of these financial statements.

     During the period from January 30, 2004 through April 12, 2004, there had been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused it to make reference thereto in its report had it completed an audit and issued a report on our financial statements, except as disclosed in the sixth paragraph below. In addition, for the same period, there had been no reportable events (as defined in SEC Regulation S-K Item 304(a)(1)(v)), except as described in the sixth paragraph below.

     In our Current Report on Form 8-K filed with the SEC on April 1, 2004, we indicated that we were reviewing, with the assistance of PwC, the accounting treatment of our July 2002 acquisition of Global Genomics and Global Genomics’ assets at the time of its merger with us, which included Global Genomics and its existing investments in two genomics companies, Blizzard and Psynomics. These investments had an aggregate carrying value on our financial statements, as of September 30, 2003, of approximately $5.87 million. This accounting review delayed the completion of our financial statements for the year ended December 31, 2003 and the filing with the SEC of our Annual Report on Form 10-K for that fiscal year.

     Although we had previously disclosed, in our Current Report on Form 8-K dated January 16, 2004, that we would write off our investments in Blizzard and Psynomics in the quarter ended December 31, 2003, the following principal issues were identified during our accounting review:

•	Whether a portion of the purchase price in our July 2002 merger with Global Genomics (accounted for as a purchase of a group of assets, not a business combination) should have been allocated to an acquired assembled workforce, which would have reduced the amount of the purchase price allocated to the Blizzard and Psynomics investments ($7,309,000 and $78,000, respectively) and whether the amount originally determined to be the fair value of the Blizzard investment was overstated.

•	Whether an other-than-temporary impairment charge should have been taken by us against the appropriate carrying value of the Blizzard investment earlier than in the fourth quarter of 2003.

     The resolution of these issues in a manner that would result in a different accounting than originally reported would have had no effect on our cash or working capital position for any accounting period nor would it have had a material effect on our net worth as of December 31, 2003. One possible resolution could, however, have resulted in our net loss for the year ended December 31, 2002 being materially larger than that reported by us in our financial statements for that year and in our reporting a net worth significantly lower than the net worth we reported in our financial statements for that year. Such a resolution, in turn, could have required a restatement of those financial statements as well as our unaudited financial statements for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003. Other possible resolutions could have resulted in the recognition of an other-than-temporary impairment charge in an earlier 2003 quarter and could have required a restatement of our unaudited financial statements for that and any subsequent quarter. However, the impact of the resolution of these issues on our net loss for the year ended December 31, 2002 and/or subsequent periods were not readily estimable by us, because it would have depended on the amount of the purchase price to be allocated to other assets and the nature of those assets and the valuation of our investment in Blizzard as of December 31, 2002 and as of the end of each of the three subsequent quarters, each of which would be dependent upon various assumptions and valuation methods.

     Based upon the issues raised by PwC we thoroughly re-reviewed, in late March and early April 2004, the prior accounting treatment for the Global Genomics acquisition and the Blizzard investment. This review included, among other things, (i) our submission of additional documentation to PwC, (ii) discussions of these issues by our Audit Committee with PwC, (iii) discussions between PwC and us, (iv) discussions between E&Y and us and (v) the retention of a nationally respected valuation firm to review certain of the methodologies that were used by us in connection with the purchase price allocation for Global Genomics, including amounts, if any, that would be attributable to an acquired assembled workforce and methodologies utilized in our other-than-temporary impairment analyses and to assess what amount of the purchase price for Global Genomics could appropriately have been attributable to an acquired assembled work force, if any.

     Following our re-review of the accounting treatment for the purchase price for the Global Genomics merger and the carrying value of the Blizzard investment, we advised PwC, in early April 2004, that we continued to believe that the prior accounting treatment was correct in all material respects. We also advised PwC that our valuation firm had concluded that, even if any amount were to be allocated to an acquired assembled workforce, the valuation of such an acquired workforce would be only $250,000.

     During the course of its engagement PwC informed us that it disagreed with the timing of the fourth quarter 2003 other-than-temporary impairment charge that we had recorded related to our investment in Blizzard. PwC also informed us that PwC needed to significantly expand the scope of its audit procedures with respect to the matters identified above, including procedures designed to understand the impact, if any, of certain third party comments regarding indicators of value, and that it had not completed audit procedures regarding the nature and timing of our impairment of Blizzard and the original purchase price allocation upon our acquisition of Global Genomics in 2002.

     E&Y’s report on our financial statements for the years ended December 31, 2001 and December 31, 2002 did not contain any adverse opinion or a disclaimer of an opinion or any qualification as to uncertainty, audit scope or accounting principles. In connection with E&Y’s audits for those years there were no “disagreements” or “reportable events” as defined in Item 304 of SEC Regulation S-K, except as described in this paragraph. However, we were informed by E&Y, in April 2004, that, until such time as the impact of the third party comments regarding indicators of value concerning Blizzard, referred to by PwC, were further evaluated, E&Y was not able to conclude as to whether the prior accounting treatment was appropriate in all material respects. E&Y advised us that, depending upon the outcome of those procedures, the financial statements for the year ended December 31, 2002, audited by E&Y, or the unaudited interim financial statements for the quarters ended March 31, June 30, and September 30, 2003, might require restatement. However, at no time did E&Y withdraw its opinion on our 2002 audited financial statements.

     A special committee consisting of two of our Audit Committee members subsequently performed an evaluation of the impact of the third party comments regarding indicators of value concerning Blizzard. This special committee concluded that we did not withhold from E&Y any documents that would have changed the conclusions reached by E&Y relative to the carrying value of Blizzard and its audit of our financial statements. After reviewing this evaluation, E&Y advised us that it had concluded that our audited 2002 financial statements and our unaudited interim financial statements for the quarters ended March 31, 2003 and June 30, 2003 did not require any restatement.

     In connection with its audit of our financial statements for the fiscal year ended December 31, 2003, BDO advised us that, although we had a reasonable basis to take the Blizzard impairment charge in the fourth quarter of 2003, it would be more appropriate to take this charge in the third quarter of 2003. After further review of the issues relating to the timing of this charge, we determined in May 2004 that this charge should be taken in the third quarter of 2003. We subsequently filed an amendment in May 2004 to our Form 10-Q for the period ended September 30, 2003 to reflect our taking this charge in that period.

     During our two fiscal years ended December 31, 2002 and December 31, 2003 and the interim period through the date of our engagement of BDO to perform the audit of our financial statements for the year ended December 31, 2003, we did not consult with BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to us or oral advice was provided that BDO concluded was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of SEC Regulation S-K and the related instructions to this item) or a reportable event (as described in paragraph 304(a)(1)(v) of SEC Regulation S-K), except as follows:

•	On April 3, 2004, our Audit Committee engaged BDO to perform an extensive number of specified procedures with respect to our financial statements for the year ended December 31, 2003 which did not constitute an examination or review of those financial statements but which would assist BDO in completing an audit of those financial statements in a timely fashion in the event the Audit Committee subsequently engaged BDO to audit those financial statements. Subsequent to engaging BDO to perform these preliminary procedures, we consulted with BDO concerning the need to include separate audited financial statements of Blizzard in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. BDO orally advised us that separate audited Blizzard financial statements were required to be included in our Annual Report. This advice was consistent with the advice previously received by us from PwC on this issue, no disagreement on this issue existed between PwC and us, and we subsequently filed these financial statements in our Annual Report, together with our financial statements.

•	During the course of BDO’s performance of the above preliminary procedures, we did not solicit or receive any oral or written opinion from BDO with respect to the proper accounting treatment for the allocation of the purchase price paid by us in connection with our merger with Global Genomics or the subsequent carrying value of our investment in Blizzard. However, we did discuss with BDO our views on the proper accounting treatment for these items and provided BDO with certain of our accounting records, a valuation analysis prepared by a valuation firm in 2002 utilized by management in connection with its allocation of the purchase price for the Global Genomics merger and an analysis prepared in April 2004 by another valuation firm covering certain aspects of the allocation of that purchase price and the subsequent carrying value of Blizzard.

Audit Fees

     The aggregate fees billed by BDO and E&Y for professional services rendered for the audits of our annual financial statements for the fiscal years ended December 31, 2002 and 2003 were as follows:

Year:	BDO	E&Y
2003	$45,000	n/a
2002	n/a	$226,100

     E&Y reviewed our financial statements included in our Form 10-Qs during the years ended December 31, 2002 and December 31, 2003. The aggregate fees billed for professional services rendered by E&Y for the review of such financial statements were as follows:

2003 Quarterly Reviews:	$23,000
2002 Quarterly Reviews:	$12,100

Audit Related Fees

     For the fiscal year ended December 31, 2003, BDO rendered $160,000 of other audit-related services. No assurance or other audit-related services were rendered by E&Y for the fiscal years ended December 31, 2002 or December 31, 2003.

Tax Fees

     The aggregate fees billed by BDO and E&Y for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2002 and 2003 were as follows:

Year:	BDO	E&Y
2003	$25,000	$0
2002	n/a	$14,190

All Other Fees

     No other services were rendered by E&Y or BDO for the fiscal year ended December 31, 2002 or 2003. Our Audit Committee pre-approved all services (audit and non-audit) provided by E&Y or BDO for the years ended December 31, 2002 and 2003. Our Audit Committee determined that the provision of the non-audit services by E&Y and BDO were compatible with maintaining the independence of these firms.

Appointment of BDO Seidman LLP

     As discussed above, in April 2004 we engaged BDO to audit our financial statements for the year ended December 31, 2003. E&Y previously served as our independent auditors and audited our financial statements for the year ended December 31, 2002. Neither BDO nor E&Y have or had any financial interest, direct or indirect, in CytRx, and neither has or had any connection with CytRx except in its professional capacity as our independent auditors.

     Our Audit Committee has reappointed BDO to serve as our independent auditors for the year ending December 31, 2004. The ratification by our stockholders of the appointment of BDO is not required by law or by our Bylaws. Our Board of Directors, consistent with the practice of many publicly held corporations, is nevertheless submitting this appointment for ratification by the stockholders. The affirmative vote of a majority of the votes cast is required for ratification. If this appointment is not ratified at the Annual Meeting, the Audit Committee intends to reconsider its appointment of BDO. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent accounting firm at any time during the fiscal year if the Committee determines that such a change would be in the best interests of CytRx and its stockholders.

     Any material non-audit services to be provided by BDO are subject to the prior approval of the Audit Committee.

     Representatives of BDO will be present at the Annual Meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN LLP AS CYTRX’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

STOCKHOLDER PROPOSALS

     Any proposal which a Company stockholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 at our next Annual Meeting of Stockholders to be held in 2005 must be received by us on or before March 2, 2005. Only proper proposals under Rule 14a-8 which are timely received will be included in the Proxy Statement and Proxy in 2005.

OTHER MATTERS

Expenses of Solicitation

     We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

Miscellaneous

     Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

Annual Report

     A copy of CytRx’s Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2003 filed with the Securities and Exchange Commission accompanies this Proxy Statement. Copies of the Form 10-K exhibits are available without charge. Stockholders who would like such copies should direct their requests in writing to: CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, Attention: Corporate Secretary.

By Order of the Board of Directors

Kathryn R. Hernandez
Corporate Secretary

APPENDIX A

NOMINATION AND GOVERNANCE CHARTER

Adopted on March 16, 2004

Purpose.

     The purpose of the CytRx Corporation (the “Company”) Nomination and Governance Committee (the “Committee”) of the Board of Directors (the “Board” and, each member of the Board, a “Director”) is to assist the Board in discharging its duties relating to corporate governance, the composition and evaluation of the Board.

     1.   Membership.

     The Committee shall be comprised of at least three (3) Directors. Each of the members of the Committee shall be a non-employee director within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended and shall, furthermore, in the determination of the Board, be an independent Director, free from any relationship that would interfere with the exercise of such member’s independent judgment as a member of the Committee. For the purposes of this Charter, an independent Director shall mean a director who meets the definition of an “independent director” pursuant to NASDAQ® Rule 4200A.

     The members of the Committee, including its Chair, shall be appointed by the Board. The Board may remove members of the Committee, including its Chair, with or without cause.

     2.   Meetings.

     The Committee shall meet four (4) times annually, or more frequently, as circumstances dictate. A meeting may be called at the direction of the Chair or at the request of any member of the Committee. The Committee may meet in person or by phone and shall have the authority to act by unanimous written consent.

     All non-employee Directors may attend and observe meetings of the Committee. In such case, however, any Director who is not a member of the Committee shall neither participate in any discussion or deliberation at such meeting unless the Committee so requests and, in no event, shall any Director who is not a member of the Committee be entitled to vote on any Committee matters.

     3.   Committee Authority and Responsibilities.

     Pursuant to the Committee’s purpose, the Committee shall:

(a)	Oversee the Company’s corporate governance practices and develop and recommend to the Board a set of Corporate Governance Guidelines.

(b)	Review and recommend to the Board the creation of and amendments to the Company’s corporate governance documents. Those documents include, without limitation, the Company’s Bylaws, Certificate of Incorporation, charters of the committees of the Board (including this Charter), the Company’s Code of Business Conduct and Ethics and Corporate Governance Guidelines.

(c)	Review and make appropriate recommendations to the Board regarding the Board and the Board’s committee structure.

Appendix A -1

(d)	Assist the Board to identify qualified Director candidates, select nominees for election as Directors at meetings of stockholders and select candidates to fill vacancies on the Board. In connection with the identification and recommendation of Board candidates, the Committee shall develop criteria to be used in making such recommendations and shall present such criteria to the Board. Such criteria may include, without limitation:

(i)	personal and professional integrity, ethics and values;

(ii)	prior experience in corporate management – for example, serving as an officer of a publicly held company;

(iii)	experience in the Company’s industry;

(iv)	experience as a board member of other publicly held companies;

(v)	ability to make independent analytical inquiries;

(vi)	academic expertise in an area of the Company’s operations;

(vii)	practical and mature business judgment; and

(viii)	ability to attend scheduled and special meetings of the Board and committees of the Board.

(e)	Have the sole authority, in connection with the identification of qualified Director candidates, to retain and terminate any search firm for such purpose (including the authority to approve any such firm’s fees and other retention terms).

(f)	Create and recommend to the Board a policy regarding the consideration of Director candidates recommended by stockholders and procedures for stockholders’ submission of nominees of Director candidates.

(g)	Review and recommend the compensation for non-employee Directors and make recommendations to the Board for its approval. In connection with such recommendations, the Committee shall present to the Board the criteria used to determine such compensation recommendations.

(h)	On an annual basis, review and evaluate the performance of the Board, and each Director, in connection with determining whether to nominate Directors for reelection at the end of their terms. In connection therewith, the Committee shall consider and may recommend the removal of a Director, in accordance with the terms of the Company’s Certificate of Incorporation, Bylaws and Corporate Governance Guidelines (including the use of criteria similar to those set forth in (d) above).

(i)	Establish criteria for the Board and for all committees (including the Committee) to use to evaluate their performance on annual basis.

(j)	On an annual basis, oversee the Board’s evaluation of its own performance.

(k)	On an annual basis, evaluate the performance of the Committee in light of its purpose and the criteria established for the evaluation of Board committees.

Appendix A -2

(l)	On an annual basis, review and reassess this Charter and submit any recommendations to the Board for its consideration.

(m)	Oversee developments related to corporate governance and advise the Board in connection therewith.

(n)	On a periodic basis, through its Chair, report to the Board on its findings and actions.

(o)	Have the authority, to the extent it deems necessary or appropriate, to retain legal or other advisors. In the event that the Committee chooses to engage any such advisors, the Company shall provide appropriate funding, as determined by the Committee, for the payment of such advisors.

     4.   Delegation of Duties.

     Subject to the Company’s Certificate of Incorporation, Bylaws, Corporate Governance Guidelines and applicable laws and rules of markets in which the Company’s securities then trade, in fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Appendix A -3

PROXY

11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049

Annual Meeting of Stockholders

     The undersigned stockholder of CytRx Corporation (the “Company”), hereby revokes all prior proxies and constitutes and appoints Steven A. Kriegsman and Kathryn R. Hernandez, or either one of them, each with full power of substitution, to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Riviera Country Club, 1250 Capri Drive, Pacific Palisades, California, on Wednesday, July 21, 2004, at 9:00 a.m., local time, or at any postponement or adjournment thereof (the “Annual Meeting”), upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated June 18, 2004, the receipt of which is acknowledged, in the manner specified below:

I.	Election of Directors. On the proposal to elect as directors the following nominees for Class I directors to serve until the 2007 Annual Meeting of Stockholders of the Company and until their respective successors are duly elected and qualified:

Louis Ignarro	-	For	☐	Withhold Authority	☐
Joseph Rubinfeld	-	For	☐	Withhold Authority	☐

II.	Appointment of Auditors. On the proposal to ratify the appointment of BDO Seidman LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004:

For ☐	Against	☐	Abstain ☐

     This Proxy, if properly executed and returned prior to the Annual Meeting, will be voted in the manner directed above. If no direction is made, this Proxy will be voted “FOR” Proposals I and II and with discretionary authority on all other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Please sign this Proxy exactly as your name appears on your stock certificate and date it below. Where shares are held jointly, each stockholder must sign. When signing as executor, administrator, trustee, or guardian, please give your full title as such. If a corporation, please sign using the full corporate name by president or other authorized officer, indicating the officer’s title. If a partnership, please sign in the partnership’s name by an authorized person.

Shares Held:_________________________________

Signature of Stockholder	Signature of Stockholder (if held jointly)

Dated:_______________________________, 2004	Dated:_______________________________, 2004

THIS PROXY IS SOLICITED ON BEHALF OF CYTRX CORPORATION’S BOARD OF
DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.